Exhibit 99.1

DATAWATCH COMPLETES ACQUISITION OF RADIANT DOCUMENT SOLUTIONS GROUP FROM CLEARSTORY SYSTEMS, INC.

Chelmsford, MA — May 3, 2006 — Datawatch Corporation (NASDAQ: DWCH), a leader in the rapidly growing Information Services market space, today announced that it has closed the acquisition of the Integrated Document Archiving and Retrieval Systems (IDARS) business from ClearStory Systems, Inc., including Radiant Business Document Server (renamed Datawatch|BDS) and Radiant MailManager (renamed Datawatch|MailManager).

The acquisition provides Datawatch customers with a best-of breed solution that enables high volume capture, storage, management and delivery of documents, reports, transaction file logs, document images, and other forms of “fixed” content. Datawatch|BDS is able to capture print streams, desktop output, imaging files and voice. Its architecture is compatible with online, near line and offline storage and can handle billions of documents and terabytes of content. Datawatch|BDS is designed for online statements for high-volume environments, such as financial services or health insurance. Its presentment capability can handle tens of thousands of concurrent users and deliver content to both the desktop and the internet user. Its email notification feature supports e-statements and other e-billing initiatives.

Un-audited revenues for the IDARS Business Unit for the nine months ended December 31, 2005 were $3,857,000 and net income was $829,000. The acquisition will be an all-cash transaction of $4.3 million at close plus an earn-out, calculated by multiplying the net revenues derived from the product by 30% for the next 18 months. The transaction will be accounted for under the purchase method of accounting.

“The addition of Datawatch|BDS document management solutions to our current product range greatly extends our Enterprise Information Management offerings,” said Robert Hagger, president and CEO of Datawatch. “It takes Datawatch to another level as a full information services provider.

“We are also committed to enhancing the value of Datawatch|BDS to its long-standing users by integrating it with our Monarch and Visual|Insight technologies to provide powerful online report mining and performance management capabilities and more.”

About Datawatch Corporation

Datawatch Corporation is a leader in the rapidly growing Information Services market space. By providing solutions that build on a Service Oriented Architecture (SOA) framework and Monarch report mining technologies, Datawatch allows organizations to access, enhance, analyze and deliver information from wherever it resides inside or outside the enterprise to solve business problems. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

The corporate address for Datawatch is 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824; telephone (978) 441-2200. More information on Datawatch and its solutions can be found at www.datawatch.com.

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Safe Harbor Provision

Those statements above that involve expectations or intentions (such as those related to expectations concerning the closing of the transactions contemplated by the announced agreement) are forward-looking statements, within the meaning of the U.S. securities laws, that involve risks and uncertainties and are not guarantees of future performance. You are cautioned that these statements are only predictions, and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the parties’ ability to consummate the transaction; future decisions by the SEC or other governmental or regulatory bodies; the ability of Datawatch to successfully integrate the IDARS business’ operations and employees; failure to retain customers, uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in Datawatch’s and ClearStory Systems, Inc.’s filings with the Securities and Exchange Commission, including Datawatch’s annual report on Form 10-K for the year ended September 30, 2005 and the most recent quarterly report on Form 10-Q for the first fiscal quarter ended December 31, 2005, and ClearStory Systems, Inc.’s annual report on Form 10-K for the year ended March 31, 2005, and the most recent quarterly report on Form 10-Q for the first fiscal quarter ended December 31, 2005. All forward-looking statements are only as of the date they are made and Datawatch and ClearStory Systems, Inc. disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR MORE INFORMATION:

Datawatch: John Kitchen, john_kitchen@datawatch.com, 978-275-8254.